Andersen, Andersen & Strong
                        Certified Public Accountants
                                 (Letterhead)

September 15, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: U S Jet, Inc., a Nevada corporation, formerly known as "American Coal Corporation" (the "Company")

Ladies and Gentlemen:

          We were previously the independent accountants for the Company and on August 18, 1998, we reported on the financial statements of the Company for the years ended June 30 1998 and 1997. On August 25, 1998, we were replaced as the independent accountants of the Company following a merger with U S Jet, Inc., a Delaware corporation, and the subsequent name change of the Company to U S Jet, Inc.

          We have read the Company's statements included under Item 4 of its Form 8-K dated August 24, 1998, and we agree with such statements.

                              Very truly yours,
                         /s/ L.R. Andersen
                              Andersen, Andersen & Strong